EXHIBIT 4.4

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT

            FIRST AMENDMENT, dated as of December 23, 2003 (this "First Amendment"), to the Amended and Restated Credit Agreement, dated as of June 30, 2003 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CONMED Corporation, a New York corporation, the several banks and other financial institutions or entities from time to time party thereto (the "Lenders"), and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

            WHEREAS, The Borrower has requested that the Credit Agreement be amended, among other things, (i) to provide for the Tranche B Refinancing (as defined herein) and (ii) to effect certain other related amendments to the Credit Agreement;

            WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

            1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

            2. Amendments to Section 1.1 (Definitions).

            (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, to appear in alphabetical order:

            "First Amendment Effective Date": the date on which the conditions precedent set forth in Section 11 of the First Amendment, dated as of December 23, 2003 to this Agreement shall have been satisfied, which date is December 23, 2003.

            "Tranche B Refinancing": the prepayment in full of the outstanding Tranche B Term Loans with the proceeds of the Tranche C Term Loans.

            "Tranche C Term Loans": as defined in Section 2.1(a) hereof.

            "Tranche C Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche C Term Loan Commitments is $258,900,000.

            "Tranche C Term Loan Lender": each Lender which has a Tranche C Term Loan Commitment or which has made a Tranche C Term Loan.

            "Tranche C Term Loan Percentage": as to any Tranche C Term Loan Lender at any time, the percentage which such Lender's Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the First Amendment Effective Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

            (b) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended by adding ", Tranche C Term Loans" after the term "Tranche B Term Loans".

            (c) The definition of "Commitment" in Section 1.1 of the Credit Agreement is hereby amended by adding ", the Tranche C Term Loan Commitment" after the term "Tranche B Term Loan Commmitment".

            (d) The definition of "Consolidated Fixed Charges" in Section 1.1 of the Credit Agreement is hereby amended by:

                  (i) deleting the term "Tranche B Term Loans" and inserting in lieu thereof the term "Tranche C Term Loans" in subclause (ii) thereof; and

                  (ii)(A) adding "this Agreement or" after the word "under" and
                  (B) adding "(but excluding the prepayment of Tranche B Term Loans made in connection with the Tranche B Refinancing)" after the term "the Previous Credit Agreement" in subclause
                  (iii) thereof.

            (e) The definition of "Facility" in Section 1.1 of the Credit Agreement is hereby amended by:

                  (i) adding the following new subclause (b):

                  "(b) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Loan Facility"),";

                  (ii) relettering existing subclause (b) as new subclause (c); and

                  (iii) relettering existing subclause (c) as new subclause (d).

            (f) The definition of "Incremental Term Maturity Date" in Section
1.1 of the Credit Agreement is hereby amended by deleting the term "Tranche B Term Loans" and inserting in lieu thereof the term "Tranche C Term Loans".

            (g) The definition of "Interest Period" in Section 1.1 of the Credit Agreement is hereby amended by deleting the term "Tranche B Term Loans" in subclause (b) and inserting in lieu thereof the term "Tranche C Term Loans".

            (h) The definition of "Pricing Grid" in Section 1.1 of the Credit Agreement is hereby amended by:

            (i) deleting the table contained therein and inserting in lieu thereof the following new table:


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

Consolidated Leverage    Applicable Margin     Applicable Margin     Applicable Margin        Applicable         Commitment
        Ratio              for Revolving      for Tranche C Term       for Revolving          Margin for          Fee Rate
                         Credit Loans that      Loans that are       Credit Loans that       Trance C Term
                           are Eurodollar      Eurodollar Loans        are ABR Loans        Loans that are
                               Loans                                                           ABR Loans
-----------------------  -------------------  --------------------  ---------------------  ------------------  ---------------
Greater than or equal          2.750%               2.500%                 1.750%               1.500%             0.625%
       to 3.25
-----------------------  -------------------  --------------------  ---------------------  ------------------  ---------------
  Less than 3.25 but           2.500%               2.250%                 1.500%               1.250%             0.500%
greater than or equal
       to 2.75
-----------------------  -------------------  --------------------  ---------------------  ------------------  ---------------
  Less than 2.75 but           2.250%               2.250%                 1.250%               1.250%             0.500%
greater than or equal
       to 2.25
-----------------------  -------------------  --------------------  ---------------------  ------------------  ---------------
    Less than 2.25             2.000%               2.250%                 1.000%               1.250%             0.375%
-----------------------  -------------------  --------------------  ---------------------  ------------------  ---------------

            and;

                  (ii) deleting the term "Tranche B Term Loans" and inserting in lieu thereof the term "Tranche C Term Loans" in the text following the table.

            (i) The definition of "Term Loan Lenders" in Section 1.1 of the Credit Agreement is hereby amended by adding ", Tranche C Term Loan Lenders" after the term "Tranche B Term Loan Lenders".

            (j) The definition of "Term Loans" in Section 1.1 of the Credit Agreement is hereby amended by adding ", Tranche C Term Loans" after the term "Tranche B Term Loans".

            3. Amendments to Section 2.1 (Term Loan Commitments). Section 2.1 of the Credit Agreement is hereby amended by:

            (a) deleting "and" at the end of subclause (i) of subsection (a) and inserting in lieu thereof ",";

            (b) renumbering existing subclause (ii) of subsection (a) as new subclause (iii);

            (c) adding the following new subclause (ii) to subsection (a):

            "(ii) each Tranche C Term Loan Lender severally agrees to make a term loan or, pursuant to subsection (b) below, to convert all or a part of such Lender's Tranche B Term Loans into such a term loan hereunder (in either case, a "Tranche C Term Loan") to the Borrower on the First Amendment Effective Date in an amount not to exceed the amount of the Tranche C Term Loan Commitment of such Lender and";

            (d) adding the following new subsection (b):

            "(b) Notwithstanding the foregoing, in connection with the making of any Tranche C Term Loan pursuant to paragraph (a)(ii) above, by delivering notice to the Administrative Agent prior to the First Amendment Effective Date, any Lender of Tranche B Term Loans may elect to convert all or part of the outstanding principal amount of such Lender's Tranche B Term Loans into a principal amount of Tranche C Term Loans hereunder equal to the principal amount so converted. On the First Amendment Effective Date, such Tranche B Term Loans shall be converted for all purposes of this Agreement into Tranche C Term Loans hereunder, and the Administrative Agent shall record in the


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

Register the aggregate amount of Tranche B Term Loans converted into Tranche C Term Loans.";

            (e) relettering existing subsection (b) as new subsection (c) and deleting therefrom the term "Tranche B Term Loans" and inserting in lieu thereof the term "Tranche C Term Loans"; and

            (f) relettering existing subsection (c) as new subsection (d).

            4. Amendment to Section 2.2 (Procedure for Term Loan Borrowing).
Section 2.2 of the Credit Agreement is hereby amended by:

            (a) deleting the term "Tranche B-1 Incremental" and inserting in lieu thereof the term "Tranche C"; and

            (b) deleting the term "Restatement" and inserting in lieu thereof the term "First Amendment".

            5. Amendments to Section 2.3 (Repayment of Term Loans). Section 2.3 of the Credit Agreement is hereby amended as follows:

            (a) by deleting the term "Tranche B Term Loans" in subclauses (i) and (ii) of subsection (b) (to be relettered subsection (c)) and inserting in lieu thereof the term "Tranche C Term Loans";

            (b) by relettering existing subsection (b) as new subsection (c);
and

            (c) by adding the following new subsection (b):

      "(b) Subject to Section 2.8(a), the principal amount of each Tranche C Term Loan of each Tranche C Term Loan Lender shall mature in consecutive quarterly installments, commencing on December 31, 2003, all but the final eight of which shall be in an amount equal to the percentage set forth below opposite such installment date below multiplied by the original principal amount of such Tranche C Term Loan. On each of the seven installments to be made on March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009, June
30, 2009 and September 30, 2009, the principal amount of each Tranche C Term Loan of each Tranche C Term Lender shall be payable in an amount equal to (x) 50% of the unpaid principal amount of such Lender's Tranche C Term Loan outstanding as of March 31, 2008 divided by (y) seven. For the final installment, to be paid on December 15, 2009, the principal amount of each Tranche C Term Loan of each Tranche C Term Lender shall be payable in an amount equal to 100% of the unpaid principal amount of such Tranche C Term Loan outstanding as on such date:

                     Installment                       Percentage
                     -----------                       ----------

              December 31, 2003                           0.25%
              March 31, 2004                              0.25%
              June 30, 2004                               0.25%
              September 30, 2004                          0.25%
              December 31, 2004                           0.25%
              March 31, 2005                              0.25%
              June 30, 2005                               0.25%
              September 30, 2005                          0.25%
              December 31, 2005                           0.25%
              March 31, 2006                              0.25%


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

                     Installment                       Percentage
                     -----------                       ----------

              June 30, 2006                               0.25%
              September 30, 2006                          0.25%
              December 31, 2006                           0.25%
              March 31, 2007                              0.25%
              June 30, 2007                               0.25%
              September 30, 2007                          0.25%
              December 31, 2007                           0.25%

            6. Amendments to Section 2.11 (Optional Prepayments). Section 2.11 of the Credit Agreement is hereby amended as follows:

            (a) by adding "(except as provided below)" after the word "penalty"; and

            (b) by adding the following proviso before the period at the end thereof:

      "; provided that any optional prepayment of Tranche C Term Loans effected on or prior to the first anniversary of the First Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the Facilities in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.0% of the aggregate amount of such prepayment if any of the interest rates payable in respect of such term loans is less than the corresponding interest rate that would have been payable in respect of the Tranche C Term Loans".

            7. Amendments to Section 2.18 (Pro Rata Treatment and Payments).
Section 2.18 of the Credit Agreement is hereby amended by adding ", Tranche C Term Loan Percentages" after the term "Tranche B Term Loan Percentages" in subsection (a) thereof and by adding ", Tranche C Term Loans" after the term "Tranche B Term Loans" in subsection (b) thereof.

            8. Amendment to Section 4.16 (Use of Proceeds). Section 4.16 of the Credit Agreement is hereby amended by:

            (a) adding "(a)" after the word "of" and before the word "the" in the second sentence thereof; and

            (b) adding "and (b) the Tranche C Term Loans shall be used for the Tranche B Refinancing" before the period at the end thereof.

            9. Amendment to Section 6.9 (Additional Collateral, etc.). Section
6.9 of the Credit Agreement is hereby amended by adding the following proviso before the period at the end of subection (c) thereof:

      "; provided that, in the event T.M.M. Acquisitions Ltd. ("TMM") becomes a Material Foreign Subsidiary, the requirements of this Section 6.9(c) in respect of TMM shall not be applicable to the extent the Administrative Agent, in its reasonable judgment, determines that the costs of obtaining a security interest in such Capital Stock and/or Collateral are excessive in relation to the value of the security afforded thereby".


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

            10. Representations and Warranties.

            (a) The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 5 of the Credit Agreement. The Borrower represents and warrants that, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

            (b) The Borrower hereby represents and warrants that the unaudited consolidated balance sheet of the Borrower as at September 30, 2003, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial position of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and any notes thereto (except as contemplated by GAAP or in the case of any notes to the financial statements dated as of September 30, 2003), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

            11. Effectiveness. This First Amendment shall become effective as of the date set forth above (the "First Amendment Effective Date") upon the satisfaction of the following conditions precedent:

            (a) First Amendment. The Administrative Agent shall have received this First Amendment executed and delivered by the Administrative Agent, the Borrower, each Lender with a Tranche C Term Loan Commitment and Lenders party to the Credit Agreement constituting the "Required Lenders" thereunder.

            (b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or before the First Amendment Effective Date, and all expenses required to be paid on or before the First Amendment Effective Date for which invoices have been timely presented, including, without limitation, the reasonable fees and expenses of legal counsel, on or before the First Amendment Effective Date.

            (c) Security Documents. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of the Borrower and each other Loan Party.

            (d) Tranche B Refinancing. The Tranche B Refinancing shall have been consummated or arrangements reasonably satisfactory to the Administrative Agent shall have been made for the consummation thereof.

            (e) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the First Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments.

            (f) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Sullivan & Cromwell, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1 to the Credit Agreement (opinion paragraphs 1-4); and


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

                  (ii) the legal opinion of Daniel S. Jonas, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2 to the Credit Agreement.

            12. Continuing Effect of the Credit Agreement. This First Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

            13. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

            14. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            15. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

                     [rest of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        CONMED CORPORATION

                                        By: ____________________________________
                                            Name:  Robert D. Shallish, Jr.
                                            Title:  Vice President - Finance &
                                            Chief Financial Officer

                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent and as a Lender

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                               Signature page to
                                                      the First Amendment to the
                                    CONMED Amended and Restated Credit Agreement

                                        [INSERT LENDER NAME]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                     FORM OF ACKNOWLEDGMENT AND CONFIRMATION

            1. Reference is made to First Amendment, dated as of December 23, 2003 (the "First Amendment"), to the Amended and Restated Credit Agreement, dated as of June 30, 2003 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CONMED Corporation, a New York corporation, the several banks and other financial institutions or entities from time to time party thereto (the "Lenders"), and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent").

            2. Each of the parties hereto hereby agrees, with respect to each Security Document to which it is a party:

                  (a) all of its obligations, liabilities and indebtedness under such Security Document shall remain in full force and effect on a continuous basis after giving effect to the First Amendment and its guarantee of the obligations, liabilities and indebtedness of the other Loan Parties under the Credit Agreement (or any predecessor agreement) shall extend to and cover the Tranche C Term Loans made under the Credit Agreement pursuant to the First Amendment and interest thereon and fees and expenses and other obligations in respect thereof and in respect of commitments related thereto; and

                  (b) all of the Liens and security interests created and arising under such Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the First Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Security Documents.

            3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                     [rest of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CONMED CORPORATION                      ASPEN LABORATORIES, INC.

By: ______________________________      By: ______________________________
    Name:                                   Name:
    Title:                                  Title:

CONMED ANDOVER MEDICAL, INC.            CONMED INTEGRATED O.R. SOLUTIONS, INC.

By: ______________________________      By: ______________________________
    Name:                                   Name:
    Title:                                  Title:

ENVISION MEDICAL CORPORATION            LINVATEC CORPORATION

By: ______________________________      By: ______________________________
    Name:                                   Name:
    Title:                                  Title:

                                        LINVATEC BIOMATERIALS INC.

                                        By: ______________________________
                                            Name:
                                            Title: